Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

THIRD COAST BANCSHARES, INC. REPORTS

SECOND QUARTER 2023 FINANCIAL RESULTS

Book Value grows 2.5% and Tangible Book Value(1) grows 2.7% in second quarter 2023
Total assets reached $3.96 billion

HOUSTON, TX – July 26, 2023 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank, SSB, today reported its 2023 second quarter financial results.

Financial Highlights

•
Book value per share and tangible book value per share(1) increased to $24.23 and $22.82, respectively, as of June 30, 2023 compared to $23.63 and $22.22, respectively, as of March 31, 2023 and to $22.43 and $21.00, respectively, as of June 30, 2022.
•
Net income for the second quarter of 2023 totaled $8.9 million compared to $9.2 million for the first quarter of 2023 and $2.3 million for the second quarter of 2022.
•
Return on average assets remained strong at 0.96% annualized for the second quarter of 2023 compared to 1.02% annualized for the first quarter of 2023 and 0.29% annualized for the second quarter of 2022.
•
Total assets reached $3.96 billion, an increase of $103.8 million, or 2.7%, over the $3.86 billion reported as of March 31, 2023 and 18.0% over the $3.36 billion reported as of June 30, 2022.
•
Loans held for investment grew $121.0 million to $3.33 billion, or 3.8%, over the $3.21 billion reported as of March 31, 2023 and 21.3% over the $2.75 billion reported as of June 30, 2022.
•
Deposits reached $3.41 billion, an increase of $85.7 million, or 2.6%, over the $3.32 billion reported as of March 31, 2023 and 17.6% over the $2.90 billion reported as of June 30, 2022. Noninterest-bearing deposits represented 15.5% of total deposits compared to 15.6% as of March 31, 2023.

Bart Caraway, Chairman, President, and CEO of Third Coast, announced a 2.5% growth in Book Value and 2.7% growth in Tangible Book Value for the second quarter. Mr. Caraway stated “this is great news for investors and reflects positively on the overall financial health of the Company. Third Coast remains well-capitalized, which allows us to continue our commitment to customer satisfaction while preparing for future market fluctuations.

“Third Coast has seen strong performance, with total assets increasing by $103.8 million, or 2.7%, loans held for investment growing by $121 million, or 3.8%, and deposits increasing by $85.7 million, or 2.6%. I believe that Third Coast is uniquely positioned to weather market turmoil for the remainder of the year, thanks to excellent leadership, strong credit quality, and a focus on maintaining performance,” Mr. Caraway concluded.

____________________________

(1)
Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Operating Results

Net Income and Earnings Per Share

Net income totaled $8.9 million for the second quarter of 2023, compared to $9.2 million for the first quarter of 2023 and $2.3 million for the second quarter of 2022. Net income available to common shareholders totaled $7.7 million for the second quarter of 2023, compared to $8.1 million for the first quarter of 2023 and $2.3 million for the second quarter of 2022. Dividends on our Series A Convertible Non-Cumulative Preferred Stock totaled $1.2 million for each of the quarters ended June 30, 2023 and March 31, 2023. No shares of our Series A Convertible Non-Cumulative Preferred Stock were outstanding during the quarter ended June 30, 2022. Basic earnings per share and diluted earnings per share were $0.57 per share and $0.53 per share, respectively, in the second quarter of 2023 compared to $0.60 per share and $0.55 per share, respectively, in the first quarter of 2023 and $0.17 per share and $0.16 per share, respectively, in the second quarter of 2022.

Net Interest Margin and Net Interest Income

The net interest margin for the second quarter of 2023 was 3.82% compared to 3.79% for the first quarter of 2023 and 3.77% for the second quarter of 2022. The yield on loans for the second quarter of 2023 was 7.29% compared to 6.90% for the first quarter of 2023 and 4.73% for the second quarter of 2022. The increase in yield on loans during the second quarter of 2023 was primarily due to the increase in the Prime Rate.

Net interest income totaled $34.1 million for the second quarter of 2023, an increase of 3.9% from $32.8 million for the first quarter of 2023 and an increase of 22.9% from $27.7 million for the second quarter of 2022. Interest income totaled $62.7 million for the second quarter of 2023, an increase of 9.3% from $57.4 million for the first quarter of 2023 and an increase of 92.9% from $32.5 million for the second quarter of 2022. Interest and fees on loans increased $5.4 million, or 10.0%, compared to the first quarter of 2023, and increased $28.1 million, or 90.3%, from the second quarter of 2022. Interest expense was $28.6 million for the second quarter of 2023, an increase of $4.1 million, or 16.6% from $24.5 million for the first quarter of 2023 and an increase of $23.8 million, or 499.8%, from $4.8 million for the second quarter of 2022.

Noninterest Income and Noninterest Expense

Noninterest income totaled $2.3 million for the second quarter of 2023, compared to $1.9 million for the first quarter of 2023 and $1.3 million for the second quarter of 2022.

Noninterest expense totaled $23.8 million for the second quarter of 2023, up from $22.0 million for the first quarter of 2023 and up from $22.8 million for the second quarter of 2022. The increase from the first quarter of 2023 was primarily due to increased salary expenses related to additional employees. The year-over-year increase was primarily attributed to increased salary expenses related to additional employees and administrative expenses related to opening new branches and administrative offices. The employee headcount increased from 353 as of June 30, 2022 and 370 as of March 31, 2023 to 377 as of June 30, 2023.

The efficiency ratio was 65.52% for the second quarter of 2023, compared to 63.47% for the first quarter of 2023 and 78.52% for the second quarter of 2022.

Balance Sheet Highlights

Loan Portfolio and Composition

For the quarter ended June 30, 2023, gross loans increased to $3.33 billion, an increase of $121.0 million, or 3.8%, from $3.21 billion as of March 31, 2023, and an increase of $585.1 million, or 21.3%, from $2.75 billion as of June 30, 2022. We believe the loan growth was well diversified with real estate loans up $35.2 million, commercial loans up $52.0 million and other loans up $34.1 million from March 31, 2023.

Asset Quality

Non-performing assets were $10.0 million at June 30, 2023, compared to $9.5 million at March 31, 2023 and $11.0 million at June 30, 2022. The provision for credit loss recorded for the second quarter of 2023 was $1.4 million and related to provisioning for new loans. The allowance for credit losses increased to $37.2 million, or 1.12% of the $3.33 billion in gross loans outstanding as of June 30, 2023.

As of June 30, 2023, the nonperforming loans to loans held for investment ratio remained low at 0.30%, compared to 0.30% as of March 31, 2023 and 0.40% as of June 30, 2022. During the three months ended June 30, 2023 and 2022, the Company recorded net charge-offs of $72,000 and net recoveries of $4,000, respectively.

Deposits and Composition

Deposits totaled $3.41 billion as of June 30, 2023, an increase of 2.6% from $3.32 billion as of March 31, 2023, and an increase of 17.6% from $2.90 billion as of June 30, 2022. Noninterest-bearing demand deposits increased from $516.9 million as of March 31, 2023 to $529.5 million as of June 30, 2023. Noninterest-bearing demand deposits represented 15.5% of total deposits as of June 30, 2023, compared to 15.6% of total deposits as of March 31, 2023. As of June 30, 2023, interest-bearing demand deposits decreased $178.6 million, or 7.1%, time deposits increased $261.5 million, or 109.4%, and savings accounts decreased $9.7 million, or 26.9%, from March 31, 2023.

The average cost of deposits was 3.28% for the second quarter of 2023, representing a 36 basis point increase from the first quarter of 2023 and a 276 basis point increase from the second quarter of 2022 due primarily to time deposit growth and the increase in rates paid on interest-bearing demand deposits.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss 2023 second quarter results, which will be broadcast live over the Internet, on Thursday, July 27, 2023, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.tcbssb.com/events-and-presentations/events. For those who cannot listen to the live call, a replay will be available through August 3, 2023, and may be accessed by dialing 201-612-7415 and using passcode 13735407#. Also, an archive of the webcast will be available shortly after the call at https://ir.tcbssb.com/events-and-presentations/events for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 16 branches and one loan production office encompassing the four largest metropolitan areas in Texas. Please visit https://www.tcbssb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; credit risk associated with our business; and changes in key management personnel. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2023		2022
(Dollars in thousands)	June 30	March 31	December 31	September 30	June 30

ASSETS
Cash and cash equivalents:
Cash and due from banks	$244,813	$309,153	$329,864	$216,623	$317,462
Federal funds sold	23,206	1,789	2,150	1,225	2,741
Total cash and cash equivalents	268,019	310,942	332,014	217,848	320,203

Interest bearing time deposits in other banks	-	-	-	132	132
Investment securities available-for-sale	194,467	180,376	176,067	160,437	157,261
Loans held for investment	3,334,277	3,213,326	3,107,551	2,972,852	2,749,177
Less: allowance for credit losses	(37,243)	(35,915)	(30,351)	(29,109)	(26,666)
Loans, net	3,297,034	3,177,411	3,077,200	2,943,743	2,722,511
Accrued interest receivable	19,579	19,026	18,340	16,246	12,568
Premises and equipment, net	28,720	28,504	28,662	25,449	22,888
Bank-owned life insurance	64,762	64,235	60,761	60,263	51,919
Non-marketable securities, at cost	20,687	14,751	14,618	27,136	15,213
Deferred tax asset, net	7,808	7,146	6,303	8,097	7,179
Fair value hedge assets	9,372	8,793	9,213	11,508	6,892
Right-of-use assets - operating leases	21,778	19,328	17,872	18,266	12,648
Core Deposit Intangible, net	1,050	1,090	1,131	1,171	1,211
Goodwill	18,034	18,034	18,034	18,034	18,034
Other assets	12,172	10,021	12,933	8,515	9,403
Total assets	$3,963,482	$3,859,657	$3,773,148	$3,516,845	$3,358,062

LIABILITIES
Deposits:
Noninterest bearing	$529,474	$516,909	$486,114	$517,265	$519,614
Interest bearing	2,878,807	2,805,624	2,750,032	2,467,049	2,378,650
Total deposits	3,408,281	3,322,533	3,236,146	2,984,314	2,898,264

Accrued interest payable	3,522	1,636	2,545	2,925	1,683
Fair value hedge liabilities	9,177	7,271	9,221	11,514	6,912
Lease liability - operating leases	22,439	19,845	18,209	18,407	12,650
Other liabilities	12,792	10,054	14,024	12,158	7,344
FHLB advances	-	-	-	-	18,000
Line of credit - Senior Debt	30,875	30,875	30,875	30,875	30,875
Note payable - Subordinated Debentures, net	80,451	80,399	80,348	80,298	80,367
Total liabilities	3,567,537	3,472,613	3,391,368	3,140,491	3,056,095

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	69	-
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,688	13,658	13,610	13,600	13,543
Common stock - non-voting	-	-	-	-	-
Additional paid-in capital	318,769	318,350	318,033	317,798	250,413
Retained earnings	65,889	58,182	53,270	47,163	40,393
Accumulated other comprehensive loss	(1,371)	(2,116)	(2,103)	(1,177)	(1,283)
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	395,945	387,044	381,780	376,354	301,967
Total liabilities and shareholders' equity	$3,963,482	$3,859,657	$3,773,148	$3,516,845	$3,358,062

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Six Months Ended
	2023		2022			2023	2022
(Dollars in thousands, except per share data)	June 30	March 31	December 31	September 30	June 30	June 30	June 30

INTEREST INCOME:
Loans, including fees	$59,295	$53,911	$48,081	$40,498	$31,164	$113,206	$57,846
Investment securities available-for-sale	2,029	1,548	1,388	1,367	894	3,577	1,170
Federal funds sold and other	1,389	1,920	1,682	1,237	451	3,309	677
Total interest income	62,713	57,379	51,151	43,102	32,509	120,092	59,693

INTEREST EXPENSE:
Deposit accounts	24,936	22,092	15,682	9,727	3,443	47,028	5,287
FHLB advances and notes payable	3,681	2,457	3,318	2,020	1,328	6,138	1,458
Total interest expense	28,617	24,549	19,000	11,747	4,771	53,166	6,745

Net interest income	34,096	32,830	32,151	31,355	27,738	66,926	52,948

Provision for credit losses	1,400	1,200	1,950	2,900	3,350	2,600	7,350

Net interest income after credit loss expense	32,696	31,630	30,201	28,455	24,388	64,326	45,598

NONINTEREST INCOME:
Service charges and fees	720	779	706	772	617	1,499	1,236
Gain on sale of SBA loans	-	-	123	729	98	-	98
Gain on sale of securities	-	97	-	-	-	97	-
Earnings on bank-owned life insurance	526	475	497	424	248	1,001	391
Derivative fees	247	(1)	117	313	123	246	829
Other	787	552	310	300	180	1,339	378
Total noninterest income	2,280	1,902	1,753	2,538	1,266	4,182	2,932

NONINTEREST EXPENSE:
Salaries and employee benefits	15,033	13,712	14,473	14,719	13,994	28,745	27,318
Data processing and network expense	1,261	1,203	837	1,256	932	2,464	1,854
Occupancy and equipment expense	2,852	2,633	2,591	2,232	1,830	5,485	3,703
Legal and professional	1,547	1,930	1,887	1,353	2,001	3,477	3,747
Loan operations and other real estate owned	302	(35)	144	284	282	267	560
Advertising and marketing	812	686	580	438	467	1,498	894
Telephone and communications	129	139	175	122	99	268	199
Software purchases and maintenance	455	352	295	318	201	807	399
Regulatory assessments	458	666	863	1,000	956	1,124	1,601
Loss on sale of other real estate owned	-	-	-	-	350	-	350
Other	986	758	782	1,006	1,661	1,744	2,329
Total noninterest expense	23,835	22,044	22,627	22,728	22,773	45,879	42,954

NET INCOME BEFORE INCOME TAX EXPENSE	11,141	11,488	9,327	8,265	2,881	22,629	5,576

Income tax expense	2,250	2,245	1,802	1,495	604	4,495	1,212

NET INCOME	8,891	9,243	7,525	6,770	2,277	18,134	4,364

Preferred stock dividends declared	1,184	1,171	1,418	-	-	2,355	-

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$7,707	$8,072	$6,107	$6,770	$2,277	$15,779	$4,364

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.57	$0.60	$0.45	$0.50	$0.17	$1.16	$0.33
Diluted earnings per share	$0.53	$0.55	$0.44	$0.49	$0.16	$1.08	$0.32

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Six Months Ended
	2023		2022			2023	2022
(Dollars in thousands, except share and per share data)	June 30	March 31	December 31	September 30	June 30	June 30	June 30

Earnings per share, basic	$0.57	$0.60	$0.45	$0.50	$0.17	$1.16	$0.33
Earnings per share, diluted	$0.53	$0.55	$0.44	$0.49	$0.16	$1.08	$0.32
Dividends on common stock	$-	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$17.06	$16.88	$20.44	$-	$-	$33.94	$-

Return on average assets (A)	0.96%	1.02%	0.84%	0.78%	0.29%	0.99%	0.31%
Return on average common equity (A)	9.44%	10.28%	7.69%	8.74%	3.01%	9.85%	2.91%
Return on average tangible common equity (A) (B)	10.02%	10.93%	8.19%	9.32%	3.22%	10.47%	3.11%
Net interest margin (A) (C)	3.82%	3.79%	3.75%	3.77%	3.77%	3.80%	3.90%
Efficiency ratio (D)	65.52%	63.47%	66.74%	67.06%	78.52%	64.52%	76.87%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	8.32%	8.31%	8.36%	8.82%	8.99%	8.32%	8.99%
Tangible common equity to tangible assets (B)	7.88%	7.86%	7.90%	8.32%	8.47%	7.88%	8.47%
Common equity tier 1 (to risk weighted assets)	7.75%	7.89%	N/A	N/A	N/A	7.75%	N/A
Tier 1 capital (to risk weighted assets)	9.39%	9.61%	N/A	N/A	N/A	9.39%	N/A
Total capital (to risk weighted assets)	12.31%	12.63%	N/A	N/A	N/A	12.31%	N/A
Tier 1 capital (to average assets)	10.17%	10.14%	N/A	N/A	N/A	10.17%	N/A

Third Coast Bank, SSB:
Common equity tier 1 (to risk weighted assets)	12.06%	12.32%	12.95%	13.04%	11.60%	12.06%	11.60%
Tier 1 capital (to risk weighted assets)	12.06%	12.32%	12.95%	13.04%	11.60%	12.06%	11.60%
Total capital (to risk weighted assets)	12.99%	13.25%	13.79%	13.87%	12.40%	12.99%	12.40%
Tier 1 capital (to average assets)	13.06%	13.00%	13.11%	13.29%	12.47%	13.06%	12.47%

Other Data
Weighted average shares:
Basic	13,588,747	13,532,545	13,528,504	13,490,680	13,454,423	13,560,802	13,420,065
Diluted	16,855,822	16,801,815	13,760,076	13,678,962	13,822,522	16,828,974	13,788,965
Period end shares outstanding	13,609,697	13,579,498	13,531,736	13,521,826	13,464,093	13,609,697	13,464,093
Book value per share	$24.23	$23.63	$23.32	$22.93	$22.43	$24.23	$22.43
Tangible book value per share (B)	$22.82	$22.22	$21.90	$21.51	$21.00	$22.82	$21.00

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on pages 11 and 12 of this News Release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Investment securities	$208,980	$2,029	3.89%	$178,197	$1,548	3.52%	$112,793	$894	3.18%
Loans, gross	3,262,804	59,295	7.29%	3,170,828	53,911	6.90%	2,641,330	31,164	4.73%
Federal funds sold and other interest-earning assets	112,239	1,389	4.96%	167,694	1,920	4.64%	200,801	451	0.90%
Total interest-earning assets	3,584,023	62,713	7.02%	3,516,719	57,379	6.62%	2,954,924	32,509	4.41%
Less allowance for loan losses	(36,381)			(34,879)			(24,818)
Total interest-earning assets, net of allowance	3,547,642			3,481,840			2,930,106
Noninterest-earning assets	185,705			182,869			201,734
Total assets	$3,733,347			$3,664,709			$3,131,840

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$2,581,560	$24,936	3.87%	$2,595,750	$22,092	3.45%	$2,222,677	$3,443	0.62%
Notes payable	111,301	1,858	6.70%	111,250	1,814	6.61%	83,390	1,208	5.81%
FHLB advances	135,826	1,823	5.38%	52,803	643	4.94%	46,319	120	1.04%
Total interest-bearing liabilities	2,828,687	28,617	4.06%	2,759,803	24,549	3.61%	2,352,386	4,771	0.81%
Noninterest-bearing deposits	470,564			477,706			453,936
Other liabilities	40,323			42,406			22,383
Total liabilities	3,339,574			3,279,915			2,828,705
Shareholders’ equity	393,773			384,794			303,135
Total liabilities and shareholders’ equity	$3,733,347			$3,664,709			$3,131,840
Net interest income		$34,096			$32,830			$27,738
Net interest spread (1)			2.96%			3.01%			3.60%
Net interest margin (2)			3.82%			3.79%			3.77%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Six Months Ended
	June 30, 2023			June 30, 2022
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Investment securities	$193,674	$3,577	3.72%	$82,668	$1,170	2.85%
Loans, gross	3,217,070	113,206	7.10%	2,426,092	57,846	4.81%
Federal funds sold and other interest-earning assets	139,813	3,309	4.77%	227,388	677	0.60%
Total interest-earning assets	3,550,557	120,092	6.82%	2,736,148	59,693	4.40%
Less allowance for loan losses	(35,634)			(22,619)
Total interest-earning assets, net of allowance	3,514,923			2,713,529
Noninterest-earning assets	184,294			167,476
Total assets	$3,699,217			$2,881,005

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$2,588,616	$47,028	3.66%	$1,933,083	$5,287	0.55%
Notes payable	111,275	3,672	6.65%	42,866	1,231	5.79%
FHLB advances	94,544	2,466	5.26%	48,149	227	0.95%
Total interest-bearing liabilities	2,794,435	53,166	3.84%	2,024,098	6,745	0.67%
Noninterest-bearing deposits	474,115			536,958
Other liabilities	41,359			17,609
Total liabilities	3,309,909			2,578,665
Shareholders’ equity	389,308			302,340
Total liabilities and shareholders’ equity	$3,699,217			$2,881,005
Net interest income		$66,926			$52,948
Net interest spread (1)			2.98%			3.73%
Net interest margin (2)			3.80%			3.90%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2023		2022
(Dollars in thousands)	June 30	March 31	December 31	September 30	June 30

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$513,934	$508,936	$493,791	$529,046	$508,864
Non-farm non-residential non-owner occupied	547,120	511,546	506,012	490,503	464,530
Residential	310,842	286,358	308,775	283,432	273,415
Construction, development & other	595,601	627,143	567,851	500,879	440,925
Farmland	24,219	22,512	22,820	22,770	23,895
Commercial & industrial	1,164,624	1,112,638	1,058,910	1,029,231	914,845
Consumer	2,891	3,280	3,872	3,728	3,706
Municipal and other	175,046	140,913	145,520	113,263	118,997
Total loans	$3,334,277	$3,213,326	$3,107,551	$2,972,852	$2,749,177

Asset Quality:
Nonaccrual loans	$9,968	$9,482	$10,963	$9,439	$9,806
Loans > 90 days and still accruing	-	-	518	98	387
Restructured loans--accruing	-	-	780	781	785
Total nonperforming loans	9,968	9,482	12,261	10,318	10,978
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$9,968	$9,482	$12,261	$10,318	$10,978

QTD Net charge-offs (recoveries)	$72	$(364)	$708	$457	$(4)

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$832	$855	$1,699	$921	$964
Non-farm non-residential non-owner occupied	1,417	282	296	309	323
Residential	494	506	513	111	116
Construction, development & other	36	39	45	232	238
Commercial & industrial	7,189	7,800	8,390	7,846	8,165
Consumer	-	-	20	20	-
Total nonaccrual loans	$9,968	$9,482	$10,963	$9,439	$9,806

Asset Quality Ratios:
Nonperforming assets to total assets	0.25%	0.25%	0.32%	0.29%	0.33%
Nonperforming loans to total loans	0.30%	0.30%	0.39%	0.35%	0.40%
Allowance for credit losses to total loans	1.12%	1.12%	0.98%	0.98%	0.97%
QTD Net charge-offs (recoveries) to average loans (annualized)	0.01%	(0.05%)	0.09%	0.06%	0.00%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Six Months Ended
	2023		2022			2023	2022
(Dollars in thousands, except share and per share data)	June 30	March 31	December 31	September 30	June 30	June 30	June 30

Tangible Common Equity:
Total shareholders' equity	$395,945	$387,044	$381,780	$376,354	$301,967	$395,945	$301,967
Less: Preferred stock including additional paid in capital	66,225	66,225	66,225	66,273	-	66,225	-
Total common equity	329,720	320,819	315,555	310,081	301,967	329,720	301,967
Less: Goodwill and core deposit intangibles, net	19,084	19,124	19,165	19,205	19,245	19,084	19,245
Tangible common equity	$310,636	$301,695	$296,390	$290,876	$282,722	$310,636	$282,722

Common shares outstanding at end of period	13,609,697	13,579,498	13,531,736	13,521,826	13,464,093	13,609,697	13,464,093

Book Value Per Share	$24.23	$23.63	$23.32	$22.93	$22.43	$24.23	$22.43
Tangible Book Value Per Share	$22.82	$22.22	$21.90	$21.51	$21.00	$22.82	$21.00

Tangible Assets:
Total assets	$3,963,482	$3,859,657	$3,773,148	$3,516,845	$3,358,062	$3,963,482	$3,358,062
Adjustments: Goodwill and core deposit intangibles, net	19,084	19,124	19,165	19,205	19,245	19,084	19,245
Tangible assets	$3,944,398	$3,840,533	$3,753,983	$3,497,640	$3,338,817	$3,944,398	$3,338,817

Total Common Equity to Total Assets	8.32%	8.31%	8.36%	8.82%	8.99%	8.32%	8.99%
Tangible Common Equity to Tangible Assets	7.88%	7.86%	7.90%	8.32%	8.47%	7.88%	8.47%

Average Tangible Common Equity:
Average shareholders' equity	$393,773	$384,794	$381,271	$308,092	$303,135	$389,308	$302,340
Less: Average preferred stock including additional paid in capital	66,225	66,225	66,329	720	-	66,225	-
Average common equity	327,548	318,569	314,942	307,372	303,135	323,083	302,340
Less: Average goodwill and core deposit intangibles, net	19,108	19,149	19,184	19,225	19,265	19,128	19,286
Average tangible common equity	$308,440	$299,420	$295,758	$288,147	$283,870	$303,955	$283,054

Net Income	$8,891	$9,243	$7,525	$6,770	$2,277	$18,134	$4,364
Less: Dividends declared on preferred stock	1,184	1,171	1,418	-	-	2,355	-
Net Income Available to Common Shareholders	$7,707	$8,072	$6,107	$6,770	$2,277	$15,779	$4,364

Return on Average Common Equity(A)	9.44%	10.28%	7.69%	8.74%	3.01%	9.85%	2.91%
Return on Average Tangible Common Equity(A)	10.02%	10.93%	8.19%	9.32%	3.22%	10.47%	3.11%

___________

(A) Interim periods annualized.